EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-90822, 333-42685 and 333-47591 of PennFed Financial Services, Inc. on Forms S-8, and Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3 of our report dated July 29, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities") appearing in the Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 2003.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
October 27, 2003



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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated December 18, 2002, appearing in the Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 2002.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
October 27, 2003